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                                                                     Exhibit 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          EDUCATION LOANS INCORPORATED


         Pursuant to Section 245 of the Delaware General Corporation Law, Education Loans Incorporated does hereby adopt the following Restated Certificate of Incorporation (originally filed May 7, 1997):

         Article I. Name. The name of the Corporation is Education Loans Incorporated (the "Corporation").

         Article II. Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

         Article III. Purpose. The nature of the business or purpose to be conducted or promoted by the Corporation is to engage exclusively in the following business and financial activities:

                  (a) to receive the assets and assume the liabilities transferred to it under that certain Contribution Agreement by and among Education Loans Incorporated, a South Dakota not-for-profit corporation, Student Loan Finance Corporation, a South Dakota corporation, and the Corporation (the "Initial Transaction");

                  (b) to originate or acquire loans for post-secondary education of students, to the extent of funds available therefor from the proceeds of the Securities (defined below) ("Student Loans");

                  (c) to enter into any agreement relating to any Student Loans that provides for the acquisition, origination, administration, servicing and collection of amounts due on such Student Loans, to the extent of funds available therefor from the proceeds of the Securities (defined below);

                  (d) to issue any class of bonds, notes, asset-backed certificates or other securities payable solely from Student Loans and other assets pledged to the payment thereof (the "Securities"); and

                  (e) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in clauses (a) through (d) above.
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         The Corporation may not, however, incur indebtedness, other than indebtedness in connection with the Initial Transaction, unless the Corporation has received confirmation from each nationally recognized statistical rating organization that then maintains a rating on any of the Corporation's Securities (including Securities the indebtedness on which has been assumed by the Corporation in conjunction with the Initial Transaction) that the incurrence of such indebtedness will not cause such rating organization to withdraw, qualify or lower its rating of such Securities.

         Article IV. Duration. The Corporation is to have perpetual existence.

         Article V. Number of Shares. The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, par value of $0.01 per share.

         Article VI. Incorporator. The name and mailing address of the incorporator is as follows:

                  Name                   Mailing Address
                  ----                   ---------------

            Timothy S. Hearn             Dorsey & Whitney LLP
                                         220 South Sixth Street
                                         Minneapolis, MN  55402

         Article VII. Number of Directors; Initial Directors. The number of directors of the Corporation will not be less than two nor more than seven. The exact number of directors is to be fixed in the Bylaws. The number of directors constituting the initial Board of Directors is four, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their respective successors are elected and qualified are:

                Name                 Address
                ----                 -------

         A. Norgrin Sanderson        105 First Avenue Southeast
                                     Aberdeen, SD  57401

         V.G. Stoia                  105 First Avenue Southeast
                                     Aberdeen, SD  57401

         Manley B. Feinstein         105 First Avenue Southeast
                                     Aberdeen, SD  57401

         Harvey C. Jewett            105 First Avenue Southeast
                                     Aberdeen, SD  57401


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The list above setting forth the names and addresses of the initial directors of the Corporation does not include additional persons who may otherwise be elected and qualified to serve as directors in accordance with the Bylaws.

         Article VIII. Independent Directors. Within forty-five (45) days after the closing of the Corporation's first registered offering of securities and at all times thereafter, at least two directors of the Corporation must be Independent Directors and at least one member of each committee of the Board of Directors must be an Independent Director. "Independent Director" means a director of the Corporation who is not, and for at least five years prior to the time of his or her initial appointment was not, (i) a director, officer or employee of, or direct or indirect beneficial owner of voting securities of, any Affiliate of the Corporation (provided that such person may be serving or have served as an "independent director" (meeting a definition substantially similar to the definition of "Independent Director" in this Article VIII) of another limited purpose entity similar to the Corporation and under common control with the Corporation), (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with the Corporation or any Affiliate of the Corporation; (iii) a person controlling or under common control with any such stockholder, customer, supplier or other person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, customer, supplier or other person. For the purposes of this Certificate of Incorporation, an "Affiliate" of a person or an entity is a person or an entity controlling, controlled by, or under common control with such first person or entity and the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise.

         Article IX. Directors' Powers. The Board of Directors shall have general power and authority to manage the business, properties and affairs of the Corporation, provided that, without the consent in writing of the Independent Directors (as that term is defined in Article VIII of this Certificate of Incorporation), the directors shall not have power (i) to make or to alter or amend the Bylaws, (ii) to fix the amount to be reserved as working capital, or (iii) to authorize or cause to be executed, mortgages or liens upon the property and franchise of this Corporation except that such consent of the Independent Directors shall not be required in connection with the Initial Transaction and any actions incident thereto.

         The Bylaws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this Corporation, except as conferred by law or the Bylaws or by resolution of the stockholders.

         The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the Bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.


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         Article X. Written Action by Directors. An action required or permitted to be taken at a meeting of the Board of Directors of the Corporation may be taken by written action signed, or counterparts of a written action signed in the aggregate, by all of the directors.

         Article XI. Reliance on Books and Records, Etc. A director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         Article XII. Liability of Directors. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article XII shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Article XIII. Internal Affairs. The Corporation:

                  (a) shall (i) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its Affiliates and any other person or entity and (ii) not permit any Affiliate or any other person or entity independent access to its bank accounts;

                  (b) shall not commingle its funds and other assets with those of any Affiliate, any guarantor of any of the obligations of the Corporation (each, a "Guarantor"), any Affiliate of any Guarantor or any other person or entity;

                  (c) shall conduct its own business in its own name and shall hold all of its assets in its own name;

                  (d) shall remain solvent and pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due;

                  (e) shall do all things necessary to observe corporate formalities and preserve its existence as a single-purpose, bankruptcy-remote entity in accordance with the


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         standards of the Rating Agencies (as defined below) providing ratings on any outstanding Securities, as such standards are in effect on the date of issuance of such Securities;

                  (f) shall enter into transactions with Affiliates only if each such transaction is commercially reasonable and on substantially similar terms as a transaction that would be entered into on an arm's length basis with a person or entity other than an Affiliate of the Corporation;

                  (g) shall have no employees who are not officers;

                  (h) shall compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred;

                  (i) shall not guarantee, become obligated for, or hold itself or its credit out to be responsible for, or available to satisfy, the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity;

                  (j) shall not (i) acquire obligations or securities of any Affiliate or any of the stockholders of the Corporation or (ii) buy or hold any evidence of indebtedness issued by any other person or entity, other than cash, investment-grade securities, Student Loans and other obligations and securities specified in Article III hereof;

                  (k) will allocate fairly and reasonably and pay from its own funds the cost of (i) any overhead expenses (including paying for any office space) shared with any Affiliate of the Corporation and (ii) any services (such as asset management, legal and accounting) that are provided jointly to the Corporation and one or more of its Affiliates;

                  (l) will maintain and utilize separate stationery, invoices and checks bearing its own name and allocate separate office space (which may be a separately identified area in office space shared with one or more Affiliates of the Corporation) and maintain a separate sign in the office directory of the building in which the Corporation maintains its principal place of business;

                  (m) shall not make any loans or advances to, or pledge its assets for the benefit of, any other person or entity, including, without limitation, any Affiliate or Guarantor or any Affiliate of any Guarantor;

                  (n) shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other person or entity;


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                  (o) shall, in the event that any authorized officer knows of any misunderstanding regarding the separate identity of the Corporation, correct such misunderstanding;

                  (p) shall not identify itself or any of its Affiliates as a division or part of any other entity; and

                  (q) shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

         Article XIV. Meetings of Stockholders. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors shall be by written ballot. The books of the Corporation may be kept (subject to any provision contained in any applicable statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         Article XV. Limitations on Actions.

                  (a) Notwithstanding any other provision of this Certificate of Incorporation, the Bylaws or any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without (i) the affirmative vote of 100% of the members of the Board of Directors of the Corporation, including the affirmative vote of the Independent Directors required by Article VIII, and (ii) the affirmative vote of stockholders holding at least two-thirds (2/3) of the total number of outstanding shares of Common Stock of the Corporation, make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereinafter in effect, consent or acquiesce in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or any substantial part of its property, or admit its inability to pay its debts generally as they become due or authorize any of the foregoing to be done or taken on behalf of the Corporation; provided, that if there are not two Independent Directors required by Article VIII of this Certificate of Incorporation then in office and acting, a vote upon any matter set forth in this paragraph
         (a) of this Article XV shall not be taken unless and until at least two Independent Directors meeting the requirements of Article VIII of this Certificate of Incorporation have been appointed and qualified.


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                  (b) The Corporation shall not:

                           (i) engage in any business or activity other than as
                  authorized in Article III hereof,

                           (ii) dissolve or liquidate, in whole or in part,

                           (iii) consolidate with or merge into any other
                  entity,

                           (iv) convey, transfer or lease its properties and
                  assets substantially as an entirety to any person or entity (except in connection with the business and activities authorized in Article III hereof),

                           (v) permit any entity to merge into it,

                           (vi) permit any person or entity to convey, transfer
                  or lease its properties and assets substantially as an entirety to the Corporation (except in connection with the business and activities authorized in Article III hereof),

                           (vii) incur any indebtedness (except in connection
                  with the business and activities authorized in Article III hereof),

                           (viii) take any action that might cause the
                  Corporation to become insolvent or

                           (ix) form, or cause to be formed, any subsidiaries of
                  the Corporation.

                  (c) So long as any Securities remain outstanding, the Corporation shall not amend or modify Article III, Article VIII,
         Article XIII or this Article XV of this Certificate of Incorporation unless the Corporation shall have first received written confirmation from each of the nationally-recognized statistical ratings organizations that provide ratings on such Securities on the date of issuance of such Securities (each, a "Rating Agency") that such action, in and of itself, will not cause such Rating Agency to qualify, downgrade or withdraw any of its then-current ratings on any of such Securities.

                  (d) No transfer of any direct or indirect ownership interest in the Corporation such that the transferee owns more than a 49% interest in the Corporation (or such other interest specified by a Rating Agency with respect to any outstanding Securities) may be made unless such transfer is conditioned upon the delivery of an acceptable non-consolidation opinion to any trustee with respect to any outstanding Securities and any Rating Agency providing ratings on any outstanding Securities on the date of issuance of such Securities concerning, as applicable, the Corporation, the transferee and/or their respective owners.


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         Article XVI. Amendment, Alteration or Repeal. The Corporation reserves the right to amend, alter, or repeal any other provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation; provided, however, that Article III, Article VIII, Article XIII and Article XV may be amended only in accordance with Article XV of this Certificate of Incorporation.

         Executed this 19th day of February, 1998.


                                                   /s/ A. Norgrin Sanderson
                                                   ------------------------
                                                   A. Norgrin Sanderson
                                                   Chairman of the Board


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